As filed with the Securities and Exchange Commission on June 18, 2024.

Registration No. 333-276517

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 5

TO
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Rectitude Holdings Ltd
(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrants name into English)

Cayman Islands	3420	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

35 Tampines Industrial Avenue 5
T5@Tampines
Singapore 528627
+65 6749 6647
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive office)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, New York 10168
800-221-0102
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William S. Rosenstadt, Esq. Mengyi “Jason” Ye, Esq. Yarona Yieh, Esq. Ortoli Rosenstadt LLP 366 Madison Avenue 3rd Floor New York, NY 10017 Telephone: (212) 588 0022	Mark Crone, Esq. David Aboudi, Esq. The Crone Law Group P.C. 420 Lexington Avenue Suite 2446 New York, NY 10170 Telephone: (646) 861-7891

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The term new or revised financial accounting standard refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE

This Amendment No. 5 is being filed solely for the purpose of filing Exhibit 23.1 to this registration statement on Form F-1 (File No. 333-276517), or the Registration Statement, and to amend and restate the exhibit index set forth in Part II of the Registration Statement. No changes have been made to the Registration Statement other than this explanatory note as well as revised versions of the cover page and exhibit index of the Registration Statement. This Amendment No. 5 does not contain copies of the public offering prospectus included in the Registration Statement, which remains unchanged from Amendment No.3 to the Registration Statement filed on May 2, 2024. This Amendment No. 5 consists only of the cover page, this explanatory note, the signature pages to the Registration Statement, the exhibit index and the filed exhibits.

EXHIBIT INDEX

Exhibit No.	Description of document
1.1**	Form of Underwriting Agreement
3.1**	Amended and Restated Memorandum of Association and Amended and Restated Articles of Association of the Registrant
4.1**	Form of Underwriters’ Warrant
5.1**	Opinion of Conyers Dill and Pearman regarding the validity of securities being registered
5.2**	Opinion of Ortoli Rosenstadt LLP regarding the validity of the underwriters’ warrants being registered
8.1**	Opinion of Conyers Dill and Pearman regarding certain Cayman Islands tax matters
10.1**	Employment Agreement between the Registrant and Mr. Zhang Jian
10.2**	Employment Agreement between the Registrant and Mr. Chan Yong Xian
10.3**	Independent Director Offer Letter between the Registrant and Fok Chee Khuen
10.4**	Independent Director Offer Letter between the Registrant and Shirley Tan
10.5**	Independent Director Offer Letter between the Registrant and Clive Ho Yip Seng
10.6**	Acting in concert agreement between Mr. Zhang Jian and Ms. Xu Yukai
10.7**	Director Offer Letter between the Registrant and Victor Aw
10.8**	Director Offer Letter between the Registrant and Huang Dong
10.9**	Director Offer Letter between the Registrant and Ang Siew Sang
14.1**	Code of Ethics of the Registrant
14.2**	Insider Trading Policy of the Registrant
14.3**	Executive Compensation Recovery Policy of the Registrant
21.1**	List of Subsidiaries of the Registrant
23.1+	Consent of WWC, P. C.
23.2**	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
24.1**	Form of Power of Attorney (included on signature pages)
99.1**	Audit Committee Charter
99.2**	Compensation Committee Charter
99.3**	Nomination Committee Charter
99.4**	Consent of Fok Chee Khuen as a director nominee
99.5**	Consent of Shirley Tan as a director nominee
99.6**	Consent of Clive Ho Yip Seng as a director nominee
99.7**	Request for Waiver and Representation under Item 8.A.4 of Form 20-F
107**	Filing Fee Table

+	Filed herewith
**	Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on June 18, 2024.

RECTITUDE HOLDINGS LIMITED

By:	/s/ Zhang Jian
Name:	Zhang Jian
Title:	Chairman, Executive Director and Chief Executive Officer (Principal Executive Officer)

By:	/s/ Chan Yong Xian
Name:	Chan Yong Xian
Title:	Chief Financial Officer (Principal Accounting and Financial Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Zhang Jian and Chan Yong Xian, each acting singly as an attorney-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of ordinary shares of the registrant (the “Shares”), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date: June 18, 2024	/s/ Zhang Jian
Zhang Jian, Chairman, Executive Director and Chief Executive Officer (principal executive officer)

Date: June 18, 2024	/s/ Chan Yong Xian
Chan Yong Xian, Chief Financial Officer (principal financial officer, its controller or principal accounting officer)

Date: June 18, 2024	/s/ Victor Aw
Victor Aw, Executive Director

Date: June 18, 2024	/s/ Huang Dong
Huang Dong, Executive Director

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement or amendment thereto in New York, New York, United States of America on June 18, 2024.

COGENCY GLOBAL INC.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.

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